UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01          Entry into a Material Definitive Agreement.

In connection with the previously announced proposed merger (the “Merger”) of Foot Locker, Inc. (the “Company”) and a subsidiary of DICK’S Sporting Goods, Inc. (“DICK’S”), DICK’S is offering to exchange (the “Exchange Offer”) any and all outstanding 4.000% Senior Notes due 2029 issued by the Company (the “Company Notes”) for up to $400 million aggregate principal amount of new 4.000% Senior Notes due 2029 issued by DICK’S and, in certain instances, cash, pursuant to the terms and conditions set forth in DICK’S Offering Memorandum and Consent Solicitation Statement, dated June 6, 2025.

In conjunction with the Exchange Offer, DICK’S, on behalf of the Company, solicited consents from eligible holders of the Company Notes (“Consents”) to adopt certain proposed amendments to the Indenture, dated as of October 5, 2021 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), governing the Company Notes to, among other changes, eliminate substantially all of the restrictive covenants, certain affirmative covenants and certain events of default (the “Proposed Amendments”). The Company received the Consents required to adopt the Proposed Amendments.

On June 20, 2025, the Company entered into a First Supplemental Indenture, dated as of June 20, 2025 (the “Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee, to the Indenture, giving effect to the Proposed Amendments.

The Supplemental Indenture is effective and constitutes a binding agreement between the Company, the Guarantors and the Trustee. However, the Proposed Amendments will not become operative until (i) immediately prior to the consummation of the Merger or (ii) immediately upon the settlement of the Exchange Offer, depending on the specific amendment, and will cease to be operative if the Merger is not consummated.

The Supplemental Indenture is filed as Exhibits 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of June 20, 2025, by and among Foot Locker, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: June 23, 2025	By:	/s/ Jennifer L. Kraft
		Name:	Jennifer L. Kraft
		Title:	Executive Vice President and General Counsel